SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2004

BROCADE COMMUNICATIONS SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-25601 (Commission File Number)	77-0409517 (I.R.S. Employer Identification Number)

1745 Technology Drive
San Jose, CA 95110

(Address, including zip code, of principal executive offices)

(408) 333-8000

(Registrant’s telephone number, including area code)

Item 5. Other Events.

Item 5. Other Events.

     Brocade Communications Systems, Inc. (the Company) reported in its definitive proxy statement, filed with the Securities and Exchange Commission on Schedule 14A on February 23, 2004, that the total tax fees billed to the Company for the fiscal year ended October 25, 2003 by the Company’s independent public accountants, KPMG LLP, was $477,000. The Company disclosed today that the total tax fees consisted of approximately $462,000 for tax compliance services and $15,000 for tax planning services.

     The Company announced today that Larry W. Sonsini has resigned from the Nominating and Corporate Governance Committee of its Board of Directors. Mr. Sonsini will continue to serve on the Company’s Board of Directors and is standing for re-election at the Company’s annual meeting of stockholders, which is scheduled to occur on April 7, 2004.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.
Dated: March 22, 2004	By:	/s/ Antonio Canova
Antonio Canova
Vice President, Finance and Chief Financial Officer